Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

November 4, 2025
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Third Quarter 2025 Results

●	Earnings per share of $1.52 for the quarter and $3.84 year-to-date
●	Sales of $47.2 million for the quarter, an increase of 28.4% from the prior year quarter
●	Net income of $5.4 million for the quarter and $13.7 million year-to-date
●	EBITDA As Defined[1] of $9.1 million for the quarter and $25.2 million year-to-date

CLEVELAND, OHIO, November 4, 2025 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarter ended September 30, 2025.

For the quarter ended September 30, 2025, sales were $47.2 million compared with $36.7 million in the same period in 2024, an increase of 28.4%. In the quarter, the Company recorded operating income of $7.0 million compared with operating income of $5.3 million in the same quarter of the prior year, an increase of 34.0%. Net income was $5.4 million, or $1.52 per fully diluted share, compared to $3.4 million or $0.95 per fully diluted share in the third quarter of 2024, an increase of 60.4%. EBITDA As Defined was $9.1 million in the quarter compared to $6.8 million in the same quarter of the prior year, an increase of 34.3%.

For the year-to-date period ended September 30, 2025, sales were $137.3 million compared with $112.8 million in the same period in 2024, an increase of 21.7%. For the 2025 year-to-date period, the Company recorded operating income of $19.3 million compared with operating income of $14.9 million in the same period of the prior year, an increase of 28.9%. Net income was $13.7 million, or $3.84 per fully diluted share, compared to $9.6 million or $2.72 per fully diluted share, in the same period of 2024, an increase of 41.6%. EBITDA As Defined was $25.2 million in the year-to-date period compared to $20.1 million in the same period of the prior year, an increase of 25.2%.

Brian Powers, President and CEO, stated, "Our sales, net income and earnings per share all reached record highs this quarter. We are pleased with the ongoing success of our business model and remain confident in our ability to achieve long-term strategic priorities. Crawford United is well positioned to pursue opportunities for increased revenue and profitability, always with an eye towards additional acquisitions."

About Crawford United Corporation

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to a wide range of industries, including healthcare, aerospace, transportation and energy. The company currently operates two business segments and produces a diverse portfolio of complex, highly-engineered products for customers who demand American-made quality. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing large-scale commercial, institutional and industrial air handling solutions, as well as high quality HVAC coils, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components and coatings to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies, in particular the impact of any protectionist trade policies and related tariffs; (e) adverse effects from evolving geopolitical conditions, such as the military conflicts in Ukraine and the Middle East; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,

	2025		2024		2025		2024
Sales	$47,173,308	100%	$36,736,228	100%	$137,341,881	100%	$112,811,955	100%
Cost of sales	32,879,589	70%	26,048,576	71%	96,464,809	70%	81,467,956	72%
Gross Profit	14,293,719	30%	10,687,652	29%	40,877,072	30%	31,343,999	28%

Operating Expenses:
Selling, general and administrative expenses	7,249,828	15%	5,429,209	14%	21,609,872	16%	16,395,286	15%
Operating Income	7,043,891	15%	5,258,443	15%	19,267,200	14%	14,948,713	13%

Other Expense and (Income):
Interest charges	227,066	1%	262,130	1%	862,607	1%	804,028	1%
(Gain) Loss on investments	—	0%	(12,059)	0%	—	0%	367,407	0%
Other expense	180,357	0%	303,013	1%	601,320	0%	369,718	0%
Total Other Expense	407,423	1%	553,084	2%	1,463,927	1%	1,541,153	1%
Income before Income Taxes	6,636,468	14%	4,705,359	13%	17,803,273	13%	13,407,560	12%

Income tax expense	1,232,436	3%	1,336,148	4%	4,138,358	3%	3,758,008	3%
Net Income	$5,404,032	11%	$3,369,211	9%	$13,664,915	10%	$9,649,552	9%

Net income per common share
Basic	$1.52		$0.95		$3.85		$2.73
Diluted	$1.52		$0.95		$3.84		$2.72

Weighted average shares outstanding
Basic	3,551,932		3,540,746		3,550,738		3,538,148
Diluted	3,565,130		3,557,881		3,559,268		3,549,552

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended		Nine Months Ended		TTM Ended
	September 30,		September 30,		September 30,

	2025	2024	2025	2024	2025
Net income	$5,404,032	$3,369,211	$13,664,915	$9,649,552	$17,613,330
Addback:
Interest charges	227,066	262,130	862,607	804,028	1,056,335
Income tax expense	1,232,436	1,336,148	4,138,358	3,758,008	4,427,600
Depreciation and amortization	1,163,504	1,034,301	3,511,791	3,039,681	4,606,470
Stock-based compensation expense	196,074	232,225	428,100	1,076,804	660,324
Amortization of right of use assets	635,396	299,893	1,846,014	1,081,245	2,196,901
(Gain) Loss on investments in equity securities	—	(12,059)	-	367,407	-
Non-recurring acquisition-related expenses	210,037	228,771	738,282	341,422	1,049,668

EBITDA As Defined	$9,068,545	$6,750,620	$25,190,067	$20,118,147	$31,610,628